Exhibit 99.2

HERITAGE GLOBAL INC. PRICES PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, California. (October 2, 2020) – Heritage Global Inc. (Nasdaq: HGBL) (“Heritage Global,” “HGI” or the “Company”), an asset services company specializing in financial and industrial asset transactions, today announced the pricing of its previously announced underwritten public offering of 4,750,000 shares of its common stock at a price to the public of $1.75 per share. In addition, HGI has granted the underwriters a 30-day option to purchase up to 712,500 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on October 6, 2020, subject to customary closing conditions.

The gross proceeds to HGI from the public offering, before deducting underwriting discounts and commissions and offering expenses payable by HGI, are expected to be approximately $8.3 million. HGI intends to use the net proceeds from the public offering for general corporate purposes, which may include, without limitation, the expansion of the businesses of Heritage Global Capital LLC and Heritage Global Partners, Inc., working capital and growth capital.

Lake Street Capital Markets LLC is acting as sole book-running manager for this offering. Colliers Securities LLC is acting as the co-manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-248578) that was declared effective by the Securities and Exchange Commission (the “SEC”) on September 15, 2020. A preliminary prospectus supplement related to the offering has been filed with the SEC and a final prospectus supplement with the final terms of the offering will be filed with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus, which are a part of the effective registration statement.

About Heritage Global Inc. (www.heritageglobalinc.com)

Heritage Global Inc. (Nasdaq: HGBL) is an asset services company specializing in financial and industrial asset transactions. The company provides a full suite of services including market making, acquisitions, dispositions, valuations and secured lending. Heritage Global focuses on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across twenty-eight global sectors. The company acts as an adviser, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios, intellectual property, and entire business enterprises.

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the proposed underwritten offering of common stock. The Company may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the impact of changes in the U.S. national and global economies, and interest rate and foreign exchange rate sensitivity, as well as other factors beyond the Company’s control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors included in the prospectus supplement for the offering and our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, as may be supplemented or amended by the company’s subsequent Quarterly Reports on Form 10-Q.

Contact:

Scott West

Chief Financial Officer

Heritage Global Inc.

858/847-0656

Investor Relations

InvestorRelations@hginc.com

858/242-4741

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